UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 20, 2012 (March 20, 2012)

MGT Capital Investments, Inc.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware	0-26886	13-4148725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Mamaroneck Avenue, Suite 204

Harrison, NY 10528

 (Address of principal executive offices, including zip code)

(914) 630-7430

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

A special meeting of MGT Capital Investments, Inc.'s (the “Company”) shareholders (the “Meeting”) was held on March 20, 2012, at the offices of Gersten Savage LLP in New York, New York.  The Company filed its definitive proxy statement for the proposals voted upon at the Meeting with the U.S. Securities and Exchange Commission on February 22, 2012.

On January 20, 2012, the record date for the Meeting, 70,291,062 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), were issued and outstanding. A quorum of 58,554,697 shares of Common Stock (83.3%) were present or represented at the Meeting. Broker non-votes totaled 20,914,068. The Company’s stockholders voted on a proposal to amend the Company’s Certificate of Incorporation to effect a Reverse Stock Split of the Company’s Common Stock, at an exchange ratio of 1-for-500 shares of the Company’s outstanding Common Stock, immediately followed by a forward split of the Company’s outstanding Common Stock, at an exchange ratio of 15-for-1 shares of the Company’s outstanding Common Stock (the “Reverse/Forward Split”).

The stockholders approved the Reverse/Forward Split as follows:

For	Against	Abstained
37,441,565	193,946	5,118

The Company will file a certificate of amendment to accomplish the Reverse/Forward Split with the Secretary of State of the State of Delaware on March 21, 2012. The Company’s Common Stock will begin trading post-effectiveness of the Reverse/Forward Split upon the opening of the NYSE Amex market on March 22, 2012.

Item 9.01.  Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired

Not applicable.

(b)  Pro forma Financial Information

Not applicable.

(c)  Shell Company Transactions

Not applicable.

(d)  Exhibit

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2012	MGT CAPITAL INVESTMENTS, INC.

	By:	/s/ Robert B. Ladd
Name: Robert B. Ladd Title: President and CEO